Exhibit 10.17

Aura Consolidated Group, Inc
Employee Replacement Incentive Securities Plan

Clause	Page No

1.	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	6
1.3	Inconsistencies	7
1.4	Income Tax Assessment Act	8
1.5	Construed against a party	8
1.6	Applicable Law	8
1.7	Rounding	8
1.8	Constituent Documents	8

2.	Introduction	8
2.1	Purpose	8
2.2	Commencement	8
2.3	Rules are binding	8
2.4	Important notice to Eligible Participants and Nominated Parties	9

3.	Eligibility, Invitation and Application	9
3.1	Eligibility	9
3.2	Invitation	9
3.3	Form of Application	10
3.4	Who may apply	10
3.5	Acceptance of Application	10
3.6	Right to nominate	10
3.7	Participant agrees to be bound	11
3.8	Multiple Invitations	11

4.	Grant of Securities	11
4.1	Company to grant Securities	11
4.2	Certificate of Security	12

5.	Terms of Convertible Securities	12
5.1	Participant's rights	12
5.2	Restriction of dealing	12
5.3	Prohibition on hedging	12
5.4	Register of Convertible Securities	12
5.5	Listing	12

6.	Vesting of Convertible Securities	13
6.1	Vesting	13
6.2	Waiver of Vesting Condition	13

7.	Exercise of Convertible Securities	13
7.1	Exercise of Convertible Securities	13
7.2	Cashless exercise of Convertible Securities	13

Page ii

Clause	Page No

8.	Delivery of Shares on exercise of Convertible Securities	14
8.1	Transfer of CDIs	14
8.2	Transfer	14

9.	Forfeiture of Convertible Securities	14
9.1	Leaver	14
9.2	Fraudulent or dishonest actions	14
9.3	Failure to satisfy Vesting Conditions	15
9.4	Insolvency	15
9.5	Other forfeiture events	15
9.6	Discretion to determine that the Convertible Securities are not forfeited	15
9.7	Voluntary forfeiture	15
9.8	Application of Part 2D.2 Division 2 of the Corporations Act	16

10.	Effect of Forfeiture of Convertible Securities	16

11.	Change of Control	16

12.	Rights attaching to Plan Shares	17
12.1	Plan Shares to rank equally	17
12.2	Listing	17
12.3	Dividends	17
12.4	Dividend reinvestment plan	17
12.5	Voting rights	17

13.	Disposal Restrictions on Plan Shares	17
13.1	Disposal restriction	17
13.2	Participant's undertaking	18
13.3	Expiry of restriction	18
13.4	Share entitlements	18

14.	Irrevocable Power of Attorney	18

15.	Adjustment of Convertible Securities	18
15.1	Reorganisation	18
15.2	Bonus Issue	18
15.3	Rights Issue	19
15.4	No other participation	19
15.5	Rounding	19
15.6	Application of adjustment	19

16.	Administration of the Plan	20
16.1	Board administration	20
16.2	Board powers and discretions	20
16.3	Delegation of Board powers and discretions	20
16.4	Documents	20
Page iii

Clause	Page No

16.5	Money to be held on trust	20
16.6	Decisions final	21

17.	Restrictions on and amendments to the Plan	21
17.1	Compliance with Applicable Law	21
17.2	Issue cap for Invitations for Monetary Consideration	21
17.3	Amendment of Plan	22
17.4	ASIC Relief	22

18.	Duration	23
18.1	Termination	23
18.2	Suspension	23
18.3	Effect of termination / suspension	23
18.4	Cancellation of Convertible Securities	23

19.	Miscellaneous	23
19.1	Rights of Participants	23
19.2	Non-exclusivity	24
19.3	Notice	24
19.4	Further assurances	24
19.5	Costs and charges	25
19.6	No representation or warranty	25
19.7	Data protection	25
19.8	Governing law	25
19.9	Waiver of rights	25
Page iv

Aura Consolidated Group, Inc
Employee Replacement Incentive Securities Plan

1.    Definitions and interpretation
1.1    Definitions
In these Rules, unless the context otherwise requires, the following terms and expressions will have the following meanings:
Ancillary Documentation means all documentation which the Board specifies in an Invitation that an Eligible Participant must enter into and/or provide in connection with an Application for Securities.
Applicable Law means any one or more or all, as the context requires of:
(a)the Corporations Act;
(b)the Listing Rules;
(c)the Constituent Documents;
(d)the Income Tax Assessment Act 1936 (Cth) and the Income Tax Assessment Act 1997 (Cth);
(e)any relevant practice note, policy statement, regulatory guide, legislative instrument, class order, declaration, guideline, policy, procedure, ruling, judicial interpretation or other guidance note made to clarify, expand or amend (a), (b), or (d) above;
(f)any other legal requirement (including, without limitation, the rules of the general law, including common law and equity, and any judgment, order, decree, declaration or ruling of a court of competent jurisdiction or government agency binding on a person or the assets of that person) that applies to the Plan; and
(g)in respect of acquisition or disposals of any Shares, any formal policy relating to dealings in Shares adopted by the Board from time to time, including the Share Trading Policy.
Application means, in respect of a Security, an application for that Security made by an Eligible Participant in response to an Invitation.
Application Form means an application form or other authorisation attached to, enclosed with, or accessible via an electronic link within an Invitation pursuant to which the Eligible Participant accepts the terms of the Invitation and Plan.
ASIC means the Australian Securities and Investments Commission.

ASX means the ASX Limited (ABN 98 008 624 691) trading as the Australian Securities Exchange or the securities exchange operated by that entity, as appropriate.
ASX Holding Lock has the same meaning as "Holding Lock" in Chapter 19 of the Listing Rules.
Board means the board of directors of the Company, a committee appointed by the board of directors of the Company as constituted from time to time, or, in respect of a particular matter, any person who is provided with delegated authority by the board of directors of the Company in respect of that particular matter from time to time.
Business Day means a day (other than a Saturday, Sunday or public holiday) on which banks are open for general banking business in Perth, Australia.
CDI means a CHESS Depositary Interest, being a unit of beneficial ownership in a share over Common Stock of the Company (in the form of a CHESS Depositary Interest) registered in the name of CDN.
CDN means CHESS Depositary Nominees Pty Limited ACN 071 346 506.
Certificate means a certificate or holding statement evidencing the grant of a Security.
Change of Control Event means:
(a)a change in Control of the Company;
(b)where a person becomes the legal or the beneficial owner of, or has a Relevant Interest in, more than fifty per cent (50%) of Issued Capital; and
(c)where a person becomes entitled to acquire, hold or has an equitable interest in more than fifty per cent (50%) of Issued Capital, but, for the avoidance of doubt, does not include any re-domiciliation or internal reorganisation of the structure, business and/or assets of the Group.
Common Stock means the common stock of the Company.
Company or Aura means Aura Consolidated Group, Inc. (Delaware Company Number 2410369; ARBN 695 488 843).
Constituent Documents means the by-laws and certificate of incorporation of the Company as amended from time to time.
Control has the same meaning as in section 50AA of the Corporations Act.
Convertible Security means a Security exercisable for Plan Share(s) in accordance with these Rules, including an Option or Performance Right.
Corporations Act means the Corporations Act 2001 (Cth).

Derivatives include:
(a)derivatives within the meaning given in section 761D of the Corporations Act (such as options, forward contracts, swaps, futures, warrants, caps and collars); and
(b)any other transaction in financial products which operate to limit (in any way) the economic risk associated with holding the relevant securities.
Eligible Participant means a person who had previously received securities under Qoria's Employee Incentive Securities Plan, and any other person designated by the Board to be an eligible participant for this Plan.
Employee Share Scheme has the meaning given to that term in the Corporations Act.
Engagement Arrangement means in respect of:
(a)an employee of a member of the Group, the terms under which the relevant member of the Group has employed that person;
(b)a director of a member of the Group that is not also an employee, the terms under which the relevant member of the Group has appointed that director to their office; or
(c)a contractor or consultant to a member of the Group, the terms under which the relevant member of the Group has engaged that contractor or consultant.
ESS Interest has the meaning given to that term in section 1100M of the Corporations Act.
Exercise Price means, in respect of a Convertible Security, the price to be paid by the Participant (if any) when exercising that Security as specified in the relevant Invitation. For the avoidance of doubt, the Exercise Price for a Security may be nil.
Expiry Date means, in relation to a Convertible Security, the 'expiry date' which is specified in the Invitation or Vesting Notice (if any).
Grant Date means, in relation to a Security, the date on which that Security is granted to a Participant, as set out on the relevant Certificate.
Group means the Merged Group (as that term is defined in the Merger Implementation Deed).
Implementation Date has the meaning given in the Merger Implementation Deed.
A person is Insolvent if:
(a)it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act);
(b)it has had a controller appointed or is in liquidation, in provisional liquidation, under administration, wound up or has had a receiver appointed to any part of its property;

(c)it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute or dissolved (in each case, other than to carry out a reconstruction or amalgamation while solvent on terms approved by the Company);
(d)an application or order has been made (and in the case of the application, it is not stayed, withdrawn or dismissed within 30 days), resolution passed, proposal put forward, or any other action taken, in each case in connection with that person, which is likely to result in any of (a), (b) or (c) above);
(e)it is taken (under s.459F(1) of the Corporations Act) to have failed to comply with a statutory demand);
(f)it is subject to an event described in section 459C(2)(b) or section 585 of the Corporations Act;
(g)it is otherwise unable to pay its debts when they fall due; or
(h)something having a substantially similar effect to (a) to (g) happens in connection with that person under the law of any jurisdiction.
Invitation means an invitation to an Eligible Participant to apply for the grant of one or more Securities made in accordance with clause 3.2 of these Rules.
Invitation for Monetary Consideration means an Invitation for the issue, sale or transfer of Securities that is offered in accordance with section 1100Q of the Corporations Act, where either or both the following apply:
(a)the Securities are offered for issue or sale in return for monetary consideration, and the Securities will be acquired by the Participant who pays for the Securities; or
(b)the Securities are Options, Performance Rights or other Convertible Securities and monetary consideration is to be provided on the exercise of the Options, Performance Rights or other Convertible Securities.
Issued Capital means issued Shares from time to time.
Leaver means a Participant who ceases to be an Eligible Participant.
Listing Rules means the listing rules, market rules and operating rules of a financial market in respect of which the Company's CDIs are quoted or are the subject of an application for quotation, including but not limited to, the official listing rules of the ASX.
Merger Implementation Deed means the merger implementation deed entered into between Aura and Qoria on 2 February 2026, as amended or varied from time to time.
Market Value means, at any given date, the volume weighted average price per CDI traded on the ASX over the five (5) trading days immediately preceding that given date, unless otherwise specified in an Invitation.

Nominated Party means, in respect of an Eligible Participant:
(a)a 'related person' (as that term is defined in Division 1A of Part 7.12 of the Corporations Act) of that Eligible Participant; or
(b)such other person as approved by the Board (in its sole discretion).
Notice of Exercise means a notice given by or on behalf of the Participant (in the form determined by the Board from time to time) to exercise a Convertible Security in accordance with clause 7.1.
Option means an option granted under these Rules to acquire one or more Shares by transfer or issue, as set out in the relevant Invitation.
Participant means an Eligible Participant or its Nominated Party who has been granted any Security under this Plan.
Performance Right means a right granted under these Rules to acquire one or more Shares by transfer or issue as set out in the relevant Invitation.
Plan means this Employee Replacement Incentive Securities Plan.
Plan Shares means all Shares issued or transferred to a Participant under these Rules, including upon the valid exercise of a Security.
Qoria means Qoria Limited ACN 167 509 177.
Redundancy means termination of the employment, office or engagement of an Eligible Participant due to economic, technological, structural or other organisational change where:
(a)no member of the Group requires the duties and responsibilities carried out by the Eligible Participant to be carried out by anyone; or
(b)no member of the Group requires the position held by the Eligible Participant to be held by anyone.
Regulations means the Corporations Regulations 2001 (Cth).
Retirement means where an Eligible Participant intends to permanently cease all gainful employment in circumstances where the Eligible Participant provides, in good faith, a written statutory declaration to the Board to that effect.
Rules means the rules of the Plan which are set out in this document.
Security means a security in the capital of the Company granted under these Rules, including a Plan Share, Option, Performance Right or other Convertible Security.
Security Interest means a mortgage, charge, pledge, lien, encumbrance or other third party interest of any nature.

Severe Financial Hardship means that the Eligible Participant is unable to provide themselves, their family or other dependents with basic necessities such as food, accommodation and clothing, including as a result of family tragedy, financial misfortune, serious illness, impacts of natural disaster and other serious or difficult circumstances.
Share means a share over Common Stock of the Company and includes (where applicable) a CDI which represents the beneficial interest in that share.
Shareholder means a holder of a Share.
Share Trading Policy means any share trading or securities dealing policy of the Company, as amended from time to time.
Special Circumstances means:
(a)a Participant ceasing to be an Eligible Participant due to:
(i)death or Total and Permanent Disability of the Participant; or
(ii)Retirement or Redundancy of the Participant;
(b)an Eligible Participant suffering Severe Financial Hardship; or
(c)any other circumstance as determined by the Board to constitute “Special Circumstances” at the time of grant of the Convertible Security or stated to be “Special Circumstances” in the terms of the relevant Offer made to and accepted by the Participant.
Total and Permanent Disability means that the Eligible Participant has, in the opinion of the Board, after considering such medical and other evidence as it sees fit, become incapacitated to such an extent as to render the Eligible Participant unlikely ever to engage in any occupation with the Company or the Group for which he or she is reasonably qualified by education, training or experience.
Vesting Condition means, in relation to a Convertible Security, any conditions to vesting of that Convertible Security that are set out in the Invitation for that Convertible Security.
Vesting Notice means, in relation to a Convertible Security, the notice given by or on behalf of the Company to a Participant informing him or her that the Convertible Security may be exercised in accordance with the terms of these Rules.
1.2    Interpretation
In these Rules, unless otherwise stated or the contrary intention appears:
(a)the singular includes the plural and vice versa;
(b)a gender includes all genders;

(c)a reference to a document, agreement, plan or rules includes that document, agreement, plan or rules as novated, amended, varied, supplemented or replaced from time to time;
(d)headings are for convenience only and do not affect the interpretation of these Rules;
(e)a reference to any thing (including any amount) includes any part of that thing and a reference to a group of things or persons includes each thing or person in that group;
(f)a reference to any legislation includes any modification or replacement of it and all regulations and statutory instruments issued under it and a reference to any provision of any legislation includes any modification or substitution of it;
(g)a reference to these Rules includes all recitals, annexures, addendums and schedules to these Rules;
(h)a reference to a person includes a reference to the person's executors, legal personal representatives, administrators and successors or a body corporate including any person taking by way of novation and, in the case of a trustee, includes any substituted or additional trustee;
(i)the expression "person" includes an individual, the estate of an individual, the legal personal representative of an individual, a corporation, an authority, an association or a joint venture (whether incorporated or unincorporated), a partnership and a trust;
(j)in these Rules any reference to "include" means to include without limitation;
(k)a reference to "including" (or any similar term) is not to be construed as implying any limitation;
(l)a monetary amount is a reference to Australian dollars;
(m)where any word is given a defined meaning, any other part of speech or other grammatical form in respect of such word or phrase has a corresponding meaning; and
(n)any capitalised terms in these Rules that are not defined in clause 1.1 have the meaning given to them in the Corporations Act.
1.3    Inconsistencies
(a)Notwithstanding anything to the contrary in any Engagement Arrangement with a Participant, but subject at all times to these Rules, if there is any inconsistency between these Rules and an Engagement Arrangement, these Rules prevail.
(b)To the extent of any inconsistency, the terms and conditions advised to an Eligible Participant in an Invitation will prevail over any other provision of these Rules.

1.4    Income Tax Assessment Act
This Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to the conditions in that Act) except to the extent an Invitation provides otherwise.
1.5    Construed against a party
No provision or expression in these Rules is to be construed against a party on the basis that the party (or its advisers) was responsible for the drafting of these Rules.
1.6    Applicable Law
These Rules, the offering and granting of any Security and the rights attaching to or interests in any Security will at all times be subject to Applicable Law.
1.7    Rounding
Where any calculation or adjustment to be made pursuant to these Rules produces a fraction of a cent or a fraction of a Security, the fraction will be eliminated by rounding to the nearest whole number.
1.8    Constituent Documents
The entitlements of Eligible Participants under these Rules are subject to the Constituent Documents. In the event of any inconsistency between these Rules and the Constituent Documents, the terms of the Constituent Documents will prevail.

2.    Introduction
2.1    Purpose
The purpose of the Plan is to:
(a)assist in the reward, retention and motivation of Eligible Participants;
(b)link the reward of Eligible Participants to Shareholder value creation; and
(c)align the interests of Eligible Participants with shareholders of the Group by providing an opportunity to Eligible Participants to receive an equity interest in the Company in the form of Securities.
2.2    Commencement
The Plan will commence on the Implementation Date.
2.3    Rules are binding
The Company and each Participant are bound by these Rules.

2.4    Important notice to Eligible Participants and Nominated Parties
(a)There are legal and tax consequences associated with participation in the Plan. Eligible Participants and Nominated Parties should ensure that they understand these consequences before accepting an Invitation to participate in the Plan.
(b)Any advice given by or on behalf of the Company is general advice only and does not take into account any particular Eligible Participant’s or any Nominated Party's objectives, financial situation and needs. Eligible Participants and Nominated Parties should consider obtaining their own personal advice in relation to the Invitation (for example, without limitation, financial product advice from an independent person who is licensed to give such advice).

3.    Eligibility, Invitation and Application
3.1    Eligibility
The Board may from time to time determine that an Eligible Participant may participate in the Plan.
3.2    Invitation
(a)Following determination that an Eligible Participant may participate in the Plan, the Board may at any time and from time to time make an Invitation to that Eligible Participant.
(b)An Invitation to an Eligible Participant to apply for Securities will be made in writing and may be made on such terms and conditions as the Board decides from time to time, including as to:
(i)the type and number of Securities for which that Eligible Participant may apply;
(ii)the Grant Date;
(iii)the amount payable (if any) for the grant of each Security or how such amount is calculated;
(iv)the Exercise Price (if any);
(v)the Vesting Conditions (if any);
(vi)the Expiry Date (if any);
(vii)disposal restrictions attaching to the Plan Shares (if any);
(viii)whether cashless exercise of the Securities is permitted under clause 7.2;

(ix)the method by which Shares will be delivered to the Participant under clause 8 after the valid exercise of the Convertible Security (if relevant); and
(x)any other supplementary terms and conditions.
3.3    Form of Application
An Invitation to an Eligible Participant must be accompanied by, or contain an electronic link to, an Application Form and the Ancillary Documentation (if any).
3.4    Who may apply
Acceptance of an Invitation must be made by the Eligible Participant in accordance with the instructions that accompany the Invitation, or in any other way the Board determines.
3.5    Acceptance of Application
(a)The Company may not grant a Security to an Eligible Participant unless it has received a duly signed and completed Application Form together with any applicable Ancillary Documentation from that Eligible Participant required in the Invitation. The Invitation and Ancillary Documentation may also be agreed to by an Eligible Participant electronically. The Application Form and, where applicable, the Ancillary Documentation must be in the form included with the Invitation, and may not be made on the basis that it is subject to any terms and conditions other than those specified in the Invitation.
(b)Nothing limits the Board’s ability to treat the conduct of an Eligible Participant in respect of an Invitation as valid acceptance of that Invitation under these Rules.
3.6    Right to nominate
(a)Unless otherwise expressly permitted in the Invitation, an Eligible Participant may only submit an Application in the Eligible Participant's name and not on behalf of any other person.
(b)If an Eligible Participant is permitted in the Invitation, the Eligible Participant may, by notice in writing to the Board, nominate a Nominated Party in whose favour the Eligible Participant wishes to renounce the Invitation in order for the Nominated Party to be granted the Securities the subject of the Invitation.
(c)The Board may in its discretion resolve not to allow a renunciation of an Invitation in favour of a Nominated Party without giving any reason for that decision. For the avoidance of doubt, the Board will not facilitate the renunciation of the Invitation as set out in clause 3.6(b) in favour of the Nominated Party where to do so would be inconsistent with:
(i)Division 1A of Part 7.12 of the Corporations Act; or
(ii)any covenant or other provision set out in an exemption or modification granted from time to time by ASIC in respect of the Plan or which applies to the Plan pursuant to ASIC's power to exempt or modify the Corporations Act.
(d)If the Board resolves to allow a renunciation of an Invitation in favour of a Nominated Party:
(i)the Board may impose any such conditions that it thinks fit in respect of that renunciation; and
(ii)the Eligible Participant must procure that the permitted Nominated Party accepts the Invitation made to the Eligible Participant and that both the Eligible Participant and the Nominated Party agree to be bound by the Rules and execute any documents required by the Company in order to receive the grant and to give effect to these Rules.
(e)If Securities are granted to a Nominated Party nominated by an Eligible Participant, then to the extent necessary to give effect to the intent of these Rules, the Eligible Participant will continue to be treated as the Participant.
3.7    Participant agrees to be bound
Each Participant is, by submitting a completed Application Form, deemed to have agreed to be bound by:
(a)the terms of the Invitation and the Application Form;
(b)the Ancillary Documentation (if any);
(c)these Rules; and
(d)the Constituent Documents.
3.8    Multiple Invitations
The Board may invite an Eligible Participant to apply for any number and type of Security, notwithstanding that the Eligible Participant has previously been invited to apply for Securities.

4.    Grant of Securities
4.1    Company to grant Securities
Following receipt of a duly completed and signed Application Form together with any applicable Ancillary Documentation in accordance with clause 3.5, the Company will, to the extent that it has accepted such Application, grant the Participant the relevant number and type of Securities, subject to the terms and conditions set out in the Invitation, these Rules and the Ancillary Documentation.

4.2    Certificate of Security
Following the grant of a Security, the Company (or its agent) will issue to the Participant a Certificate.

5.    Terms of Convertible Securities
5.1    Participant's rights
Prior to a Convertible Security being exercised in accordance with clause 7:
(a)a Participant does not have any interest (legal, equitable or otherwise) in any Share the subject of the Convertible Security other than those expressly set out in these Rules; and
(b)a Participant is not entitled to:
(i)notice of, or to vote or attend at, a meeting of the shareholders of the Company; and
(ii)receive any dividends declared by the Company,
by virtue of holding the Convertible Security.
5.2    Restriction of dealing
Unless in Special Circumstances with the consent of the Board in its absolute discretion, or the relevant dealing is effected by force of law on death or legal incapacity to the Participant's legal personal representative, a Participant may not sell, assign, transfer, grant a Security Interest over, collateralise a margin loan against, utilise for the purposes of short selling, enter into a Derivative with reference to, or otherwise deal with a Convertible Security that has been granted to them. The Convertible Security is forfeited immediately on purported sale, assignment, transfer, dealing or grant of a Security Interest other than in accordance with these Rules.
5.3    Prohibition on hedging
A Participant must not enter into any arrangement for the purpose of hedging their economic exposure to a Convertible Security that has been granted to them.
5.4    Register of Convertible Securities
Each Convertible Security granted under these Rules will be registered in the appropriate register of the Company.
5.5    Listing
Unless determined otherwise by the Board in its absolute discretion, a Convertible Security granted under the Plan will not be quoted on the ASX or any other recognised exchange.

6.    Vesting of Convertible Securities
6.1    Vesting
A Convertible Security will vest when a Vesting Notice in respect of that Convertible Security is given to the Participant.
6.2    Waiver of Vesting Condition
A Vesting Condition for a Convertible Security may, subject to Applicable Law, be waived by the Board by written notice to the relevant Participant and on such terms and conditions as determined by the Board and set out in that notice.

7.    Exercise of Convertible Securities
7.1    Exercise of Convertible Securities
(a)A Convertible Security may not be exercised unless and until that Convertible Security has vested in accordance with clause 6, or such earlier date on which the Participant is entitled to exercise that Convertible Security in accordance with these Rules.
(b)To exercise a Convertible Security, the Participant must:
(i)deliver a signed Notice of Exercise (which may be signed electronically); and
(ii)subject to clause 7.2, pay the Exercise Price (if any) to or as directed by the Company, at any time following vesting of the Convertible Securities (if subject to Vesting Conditions) and prior to the Expiry Date.
For the avoidance of doubt and subject to clause 7.2, the total Exercise Price payable by the Participant on exercise of their Convertible Securities is the Exercise Price (if any) multiplied by the number of Convertible Securities being exercised by that Participant, rounded up to the nearest cent.
(c)If the Participant does not deliver a signed Notice of Exercise and (subject to clause 7.2) pay the Exercise Price (if any) to or as directed by the Company in relation to a Convertible Security by the requisite date, that Convertible Security will automatically be forfeited.
7.2    Cashless exercise of Convertible Securities
An Invitation may specify that at the time of exercise of the Convertible Securities subject to Board approval at that time, the Participant may elect not to be required to provide payment of the Exercise Price for the number of Convertible Securities specified in a Notice of Exercise but that on exercise of those Convertible Securities the Company will transfer or issue to the

Participant that number of Shares equal in value to the positive difference between the then Market Value of the Shares at the time of exercise and the Exercise Price that would otherwise be payable to exercise those Convertible Securities (with the number of Shares rounded down to the nearest whole Share).

8.    Delivery of Shares on exercise of Convertible Securities
8.1    Transfer of CDIs
(a)The Board may determine that CDIs are to be issued, allocated or transferred to a Participant (rather than shares over Common Stock of the Company) upon exercise of Convertible Securities, in which case the shares over Common Stock of the Company for which those CDIs are units of beneficial ownership must be registered in the name of CDN.
(b)Where clause 8.1(a) applies, the various provisions relating to Shares in this Plan apply on the basis that (unless otherwise provided in an Invitation, or otherwise agreed by the Participant and the Company) CDIs (which represent the beneficial interest in shares over Common Stock of the Company) are to be issued, allocated or transferred to the Participant, and the provisions of this Plan will be interpreted accordingly.
8.2    Transfer
As soon as practicable after the valid exercise of a Convertible Security by a Participant in accordance with clause 7, the Company will:
(a)issue, allocate or cause to be transferred to that Participant the number of Shares to which the Participant is entitled under these Rules; and
(b)issue a substitute Certificate for any remaining unexercised Convertible Securities held by that Participant.

9.    Forfeiture of Convertible Securities
9.1    Leaver
Where a Participant who holds Convertible Securities becomes a Leaver the Board may in its discretion determine, and detail in the offer to the Eligible Participant or the Convertible Security terms and conditions, the manner in which any or all of the Participant's Convertible Securities are to be dealt with.
9.2    Fraudulent or dishonest actions
Where the Board determines that a Participant has:
(a)acted fraudulently or dishonestly;

(b)committed an act which has brought the Company, the Group or any entity within the Group into disrepute; or
(c)acted negligently; or
(d)wilfully breached his or her duties or obligations to the Group (including breach of any material term of Group policies or codes of conduct), or where a Participant:
(e)is convicted of an offence in connection with the affairs of the Group; or
(f)has a judgment entered against him or her in any civil proceedings in respect of the contravention by the Participant of his or her duties at law, in equity or under statute, in his or her capacity as an employee, consultant or officer of the Group, the Board may in its discretion deem all, or some Convertible Securities held by that Participant to have been forfeited.
9.3    Failure to satisfy Vesting Conditions
Unless otherwise stated in the Invitation or determined by the Board, a Convertible Security which has not yet vested will be forfeited immediately on the date that the Board determines (acting reasonably and in good faith) that any applicable Vesting Conditions have not been met or cannot be met by the relevant date.
9.4    Insolvency
Unless otherwise stated in the Invitation or determined by the Board, a Convertible Security held by a Participant in accordance with these Rules will be forfeited immediately on the date that the Participant becomes Insolvent.
9.5    Other forfeiture events
Unless the Board otherwise determines, or as otherwise set out in these Rules, any Convertible Securities which have not yet vested will be automatically forfeited on the Expiry Date.
9.6    Discretion to determine that the Convertible Securities are not forfeited
Notwithstanding clauses 9.1 to 9.5 (inclusive), the Board may decide (on any conditions which it thinks fit) that some or all of the Participant's Convertible Securities will not be forfeited at that time, but will be forfeited at the time and subject to the conditions it may specify by written notice to the Participant at the time of grant of the Convertible Securities.
9.7    Voluntary forfeiture
A Participant may by written notice to the Company voluntarily forfeit their Convertible Securities for no consideration.

9.8    Application of Part 2D.2 Division 2 of the Corporations Act
(a)This clause 9.8 applies to all termination payments or other benefits to which Part 2D.2 Division 2 of the Corporations Act applies.
(b)Notwithstanding any other provision of these Rules, in the absence of Shareholder approval, the Company is not required to provide, or procure the provision, of any benefit under these Rules which is not permitted by Part 2D.2 Division 2 of the Corporations Act.
(c)Any benefits required to be provided to a Participant in accordance with these Rules will, by operation of this clause, be reduced to ensure compliance with Part 2D.2 of the Corporations Act and the provision of such reduced benefit shall constitute full satisfaction of the obligations of each member of the Group. In the event of overpayment to a Participant, the Participant must, on receiving written notice from the Board, immediately repay any monies or benefits specified in such notice to ensure compliance with Part 2D.2 of the Corporations Act.
(d)Where clause 9.8(b) applies, the Company may seek or not seek Shareholder approval in its discretion.

10.    Effect of Forfeiture of Convertible Securities
Where a Convertible Security has been forfeited in accordance with these Rules:
(a)the Convertible Security will automatically lapse;
(b)the Participant or the Participant's agent or attorney must sign any transfer documents required by the Company to effect the forfeiture of that Convertible Security; and
(c)the Company will not be liable for any damages or other amounts to the Participant in respect of that Convertible Security.

11.    Change of Control
Notwithstanding any other provisions of the Rules, if a Change of Control Event occurs, or the Board determines that such an event is likely to occur, the Board may in its discretion determine the manner in which any or all of the Participant's Convertible Securities will be dealt with, including, without limitation, in a manner that allows the Participant to participate in and/or benefit from any transaction arising from or in connection with the Change of Control Event.

12.    Rights attaching to Plan Shares
12.1    Plan Shares to rank equally
All Plan Shares will rank pari passu in all respects with the Shares of the same class for the time being on issue except for any rights attaching to the Shares by reference to a record date prior to the date of the issue or transfer of the Plan Shares.
12.2    Listing
If Plan Shares are in the same class as Shares which are listed on the ASX, the Company will apply for quotation of the Plan Shares issued (or any unquoted Plan Shares transferred) within the time required by the Listing Rules after the date of issue.
12.3    Dividends
A Participant will be entitled to any dividends declared and distributed by the Company on the Plan Shares which, at the closing date for determining entitlement to such dividends, are standing to the account of the Participant.
12.4    Dividend reinvestment plan
A Participant may participate in any dividend reinvestment plan operated by the Company in respect of Plan Shares held by the Participant. Shares issued under any dividend reinvestment plan operated by the Company will be subject to the same terms and conditions as the Plan Shares held by the Participant unless the Board determines otherwise.
12.5    Voting rights
A Participant may exercise any voting rights attaching to Plan Shares held by the Participant.

13.    Disposal Restrictions on Plan Shares
13.1    Disposal restriction
If the Invitation provides that any Plan Shares are subject to any restrictions as to the disposal or other dealing by a Participant for a period, the Board may implement any procedure it deems appropriate to ensure the compliance by the Participant with this restriction, including but not limited to imposing an ASX Holding Lock (where applicable) on the Plan Shares or using an employee share trust to hold the Plan Shares during the relevant restriction period.

13.2    Participant's undertaking
For so long as a Plan Share is subject to any disposal restrictions under this Plan, the Participant will not:
(a)transfer, encumber or otherwise dispose of, or have a Security Interest granted over that Plan Share; or
(b)take any action or permit another person to take any action to remove or circumvent the disposal restrictions without the express written consent of the Company.
13.3    Expiry of restriction
Subject at all times to the Share Trading Policy, upon the expiry of any disposal restrictions over a Plan Share, the Company will take all action necessary to ensure that the Participant can deal with that Plan Share.
13.4    Share entitlements
For the avoidance of doubt, the imposition of a disposal restriction on a Plan Share held by a Participant will not affect the Participant's entitlement to receive a notice of, or to vote or attend at, a meeting of the members of the Company, and to receive any dividends declared by the Company during the relevant disposal restriction period on that Plan Share. If an employee share trust arrangement is implemented in respect of this Plan, the Board may implement such procedures it deems appropriate to give effect to the intent of this clause 13.4.

14.    Irrevocable Power of Attorney
In order to ensure compliance with these Rules, each Participant must grant an irrevocable power of attorney to each company secretary of the Company (or any other person nominated from time to time by the Board for this purpose).

15.    Adjustment of Convertible Securities
15.1    Reorganisation
If there is a reorganisation of the issued share capital of the Company (including any subdivision, consolidation, reduction, return or cancellation of such issued capital of the Company), the rights of each Participant holding Convertible Securities will be changed to the extent necessary to comply with the Listing Rules applicable to a reorganisation of capital at the time of the reorganisation.

15.2    Bonus Issue
(a)If Shares are issued by the Company pro rata to Shareholders generally by way of bonus issue (other than an issue in lieu of dividends or by way of dividend reinvestment), the holder of Convertible Securities is entitled, upon exercise of the Convertible Securities, to receive, in addition to the Shares in respect of which the Convertible Securities are exercised and without the payment of any further consideration, an issue of as many additional Shares as would have been issued to a Shareholder who, on the date for determining entitlements under the bonus issue, held Shares equal in number to the Shares in respect of which the Convertible Securities are exercised.
(b)Subject to the Listing Rules and other Applicable Law, additional Shares to which the holder of Convertible Securities becomes so entitled will, as from the time Shares are issued pursuant to the bonus issue and until those additional Shares are issued, be regarded as Shares in respect of which the Convertible Securities are exercised for the purposes of subsequent applications of clause 15.2(a), and any adjustments which, after the time just mentioned, are made under clause 15.1 to the number of Shares will also be made to the additional Shares.
15.3    Rights Issue
Unless otherwise determined by the Board, a holder of Convertible Securities does not have the right to participate in a pro rata issue of Shares made by the Company or sell renounceable rights.
15.4    No other participation
Subject to clauses 15.1 to 15.3 (inclusive), during the currency of any Convertible Securities and prior to their exercise, the holders of Convertible Securities are not entitled to participate in any new issue of Shares of the Company as a result of their holding of Convertible Securities.
15.5    Rounding
Until a Convertible Security is exercised, all calculations adjusting the number of Shares must be carried out to include all fractions, but when a Convertible Security is exercised and is settled in Shares the number of Shares to be issued or transferred to the Participant is rounded down to the next lowest whole number.
15.6    Application of adjustment
(a)In the application of this clause 15, the Board may (as far as possible) make whatever adjustments it deems necessary or desirable to ensure that the consequences of that application are fair as between the Participants and the holders of other securities in the Company, subject to the Listing Rules and other Applicable Law.

(b)Unless otherwise provided in these Rules, a Participant has no right to:
(i)change the Exercise Price; or
(ii)change the number of Shares over which the Convertible Security can be exercised.

16.    Administration of the Plan
16.1    Board administration
The Plan will be administered by the Board. For the avoidance of doubt, the Board may make further provisions for the operation of the Plan which are consistent with these Rules.
16.2    Board powers and discretions
Any power or discretion which is conferred on the Board by these Rules may be exercised in its sole and absolute discretion. The Board does not, in exercising any power or discretion under these Rules, owe any fiduciary or other obligations to any Eligible Participant or Participant.
16.3    Delegation of Board powers and discretions
Any power or discretion which is conferred on the Board by these Rules (including, without limitation, the power to invite Eligible Participants to participate in the Plan and to determine the terms and conditions of the Securities) may be delegated by the Board to:
(a)a committee consisting of such directors, other officers or employees of the Group, or any combination of such persons as the Board thinks fit;
(b)a member of the Group; or
(c)a third party,
for such periods and on such conditions as the Board thinks fit.
16.4    Documents
The Company may from time to time require an Eligible Participant invited to participate in the Plan or a Participant or a person nominated by an Eligible Participant under clause 3.6 to complete and return such other documents as may be required by Applicable Law to be completed by that person or entity, or such other documents which the Company considers should, for legal, taxation and/or administrative reasons, be completed by that Eligible Participant, Participant or person in order to give effect to the intent of the Plan.

16.5    Money to be held on trust
Any application money received by the Company for ESS Interests under the Plan must be held in trust as required by section 1100ZE of the Corporations Act for the relevant Participants until:
(a)the ESS Interests are issued or transferred; or
(b)the money is returned to the relevant Participants.
16.6    Decisions final
Every exercise of a discretion by the Board (or its delegates) and any decision by the Board (or its delegates) regarding the interpretation, effect or application of these Rules and all calculations and determination made by the Board under these Rules are final, conclusive and binding in the absence of manifest error.

17.    Restrictions on and amendments to the Plan
17.1    Compliance with Applicable Law
Notwithstanding these Rules or any terms of a Security, no Security may be offered, granted, vested or exercised, and no Share may be issued or transferred, if to do so would contravene any Applicable Law.
17.2    Issue cap for Invitations for Monetary Consideration
(a)An Invitation for Monetary Consideration must comply with the Applicable Law including, without limitation, the applicable requirements of section 1100Q of the Corporations Act.
(b)Without limiting clause 17.2(a), the Company must reasonably believe, at the time of making an Invitation for Monetary Consideration, that:
(i)the total number of Plan Shares that are, or are covered by, the ESS Interests of the Company that may be issued under the Invitation; and
(ii)the total number of Shares that are, or are covered by, the ESS Interests of the Company that have been issued, or may be issued, under Invitations that were both received in Australia and made in connection with an Employee Share Scheme at any time during the 3 year period ending on the day the Invitation is made, does not exceed the percentage referred to in clause 17.2(c) of the number of those Shares actually issued by the Company (whether in connection with the Plan or otherwise) as at the start of the day the Invitation is made.
(c)The percentage is:

(i)if the Constituent Documents specify an issue cap percentage – that percentage; or
(ii)if clause 17.2(c)(i) does not apply, the greater of:
(A)    5%; and
(B)    the percentage (if any) specified by the Regulations for the purposes of section 1100V(2)(b)(iii) of the Corporations Act.
(d)For the avoidance of doubt, an Invitation under the Plan which would not ordinarily require disclosure (such as offers to senior managers or small-scale offerings under section 1100R of the Corporations Act) is not required to comply with section 1100Q of the Corporations Act.
17.3    Amendment of Plan
(a)Subject to clause 17.3(b), the Board may:
(i)at any time amend any provisions of these Rules, including (without limitation) the terms and conditions upon which any Securities have been granted under the Plan; and
(ii)determine that any amendments to these Rules be given retrospective effect, immediate effect or future effect.
(b)No amendment to any provision of these Rules may be made if the amendment materially reduces the rights of any Participant as they existed before the date of the amendment, other than an amendment:
(i)introduced primarily:
(A)for the purposes of complying with or conforming to present or future legislation governing or regulating the Plan or like plans;
(B)to correct any manifest error or mistake;
(C)to enable the Plan or any member of the Group to comply with its constituent documents, and any other Applicable Law; and/or
(D)to take into consideration possible adverse taxation implications in respect of the Plan including changes to applicable taxation legislation or the interpretation of that legislation by a court of competent jurisdiction or any rulings from taxation authorities administering such legislation; or
(ii)agreed to in writing by all Participant(s).
(c)As soon as reasonably practicable after making any amendment to any provision of these Rules, the Board will give notice of the amendment to each Participant affected by the amendment. Failure by the Board to notify a Participant of any amendment will not invalidate the amendment as it applies to that Participant.
17.4    ASIC Relief
Unless otherwise determined by the Board, notwithstanding any other provisions of the Plan, every covenant or other provisions set out in an exemption or modification granted from time to time by ASIC in respect of the Plan or which applies to the Plan pursuant to its power to exempt and modify the Corporations Act and required to be included in the Plan in order for that exemption or modification to have full effect, is deemed to be contained in the Plan. To the extent that any covenant or other provision deemed by this clause 17.4 to be contained in the Plan is inconsistent with any other provision in the Plan, the deemed covenant or other provision will prevail.

18.    Duration
18.1    Termination
The Plan Continues in operation until the Board decides to end it.
18.2    Suspension
The Board may from time to time suspend the operation of the Plan for a fixed period or indefinitely, and may end any suspension.
18.3    Effect of termination / suspension
If the Plan is terminated or suspended for any reason, that termination or suspension must not prejudice the accrued rights of the Participants.
18.4    Cancellation of Convertible Securities
Notwithstanding any other provisions of these Rules, but subject at all times to any Applicable Law and regulations, if a Participant and the Company (acting by the Board) agree in writing that some or all of the Securities granted to that Participant are to be cancelled on a specified date or on the occurrence of a particular event, then those Securities may be cancelled in the manner agreed between the Company and the Participant.

19.    Miscellaneous
19.1    Rights of Participants
Nothing in these Rules:
(a)confers on any person any right or expectation to become a Participant, or the right to be invited to apply for, or be offered or to receive any Securities;

(b)confers on any person the right to continue as an employee or officer of any member of the Group (as the case may be);
(c)affects the rights of any member of the Group to terminate the Engagement Arrangement of an Eligible Participant;
(d)forms part of any contract of service between an Eligible Participant and any member of the Group;
(e)may be used to increase rights of compensation or damages in any action brought against a member of the Group in respect of an Engagement Arrangement;
(f)confers any legal or equitable right on an Eligible Participant whatsoever to take action against any member of the Group in respect of their Engagement Arrangement; or
(g)confers on an Eligible Participant any rights to compensation or damages in consequence of the termination of their Engagement Arrangement by any member of the Group for any reason whatsoever including ceasing to have rights under the Plan as a result of such termination.
19.2    Non-exclusivity
(a)This Plan is not the sole means by which all members of the Group intend to provide incentives to Eligible Participants. Nothing in this Plan is intended to restrict any member of the Group from remunerating or otherwise rewarding employees or directors of any member of the Group outside the Plan.
(b)Participation in the Plan does not affect, and is not affected by, participation in any other incentive or other scheme operated by any member of the Group unless the terms of that other scheme provide otherwise.
19.3    Notice
(a)Any notice or other communication under or concerning the Plan is validly given:
(i)to a Participant, if delivered personally to the addressee or sent by prepaid post to the Participant's last known residential address, or sent to the Participant by facsimile or email at the Participant's place of work; and
(ii)to the Company, if delivered or sent by prepaid post addressed to the company secretary at the Company's registered office (or any other address the Board specifies), or as otherwise notified by the Company from time to time.
(b)Subject to clause 19.3(a), a notice or other communication will be deemed to have been served:
(i)if delivered by hand, at the time of delivery;

(ii)if sent by facsimile or electronic mail, on receipt of a successful transmission notice, return receipt or such other confirmation by which the sender can reasonably verify delivery; or
(iii)if posted, and provided it is properly addressed and stamped, 48 hours after mailing in Australia and 7 days after mailing outside Australia.
19.4    Further assurances
All parties that have agreed to be bound by these Rules must do all things reasonably necessary to give full effect to this Plan and the transactions contemplated by this Plan.
19.5    Costs and charges
(a)The Company will be responsible for any brokerage, commission, stamp duty or other costs payable in relation to the issue or transfer of Plan Shares to or on behalf of a Participant.
(b)Each Participant will be responsible for all costs associated with the disposal of a Plan Share by that Participant.
19.6    No representation or warranty
(a)The Company makes no representation or warranty as to the value of Securities or with respect to any tax matters affecting any Eligible Participant or Participant in connection with the Plan.
(b)Neither the Company, nor any of its directors, officers or employees are liable for anything done or omitted to be done by such person or any other person with respect to price, time, quantity or other conditions and circumstances of the issue or acquisition of Shares hereunder, with respect of any fluctuations in the market price of Shares, or in any other manner related to the Plan.
19.7    Data protection
By participating in the Plan, the Participant consents to the holding and processing of personal data provided by the Participant for the purposes of the Plan. These purposes include, but are not limited to:
(a)administering and maintaining records held in respect to a Participant;
(b)providing information to members of the Group, registrars, brokers or third party administrators of the Plan (if any) or advisers of the Board; and
(c)providing information to corporate advisers or potential future third party purchasers in connection with a sale of shares in a member of the Group, or the business and assets of a member of the Group.

19.8    Governing law
(a)This Plan is governed by the laws of Delaware, United States of America.
(b)Each Participant submits to the non-exclusive jurisdiction of the courts of Delaware, United States of America, and the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought in connection with these Rules.
19.9    Waiver of rights
(a)A waiver of any right, power, authority, discretion or remedy arising upon a breach of or default under these Rules must be in writing and signed by the party granting the waiver, and may be subject to such terms and conditions as determined by the party granting the waiver.
(b)A failure or delay in the exercise, or partial exercise, of a right, power, authority, discretion or remedy arising from a breach of or default under these Rules, does not prevent the exercise of or result in a waiver of that right, power, authority, discretion or remedy.
(c)A party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of these Rules or default under these Rules as constituting a waiver of that right, power, authority, discretion or remedy.
(d)A party may not rely on any conduct of another party as a defence to the exercise of a right, power, authority, discretion or remedy by that other party.
(e)A waiver is only effective in the specific instance and for the specific purpose for which it is given and subject to any specific terms and conditions as specified in the waiver.
(f)This clause may not itself be waived except in writing.